Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Huntington Bancshares Incorporated and subsidiaries (the “Company”) of our report dated February 23, 2009 (September 3, 2009 as to Note 24) relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding the change in Segment Information) and our report dated February 23, 2009 on the effectiveness of the Company’s internal control over financial reporting, appearing in Item 8 of this current report on Form 8-K of the Company dated September 3, 2009.
Form S-8 333-158335 pertaining to Huntington Bancshares Incorporated issuance of common stock under the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust dated March 31, 2009;
Form S-3 No. No. 333-156700 pertaining to Huntington Bancshares Incorporated automatic shelf registration of common stock, preferred stock, and debt securities dated January 13, 2009;
Form S-8 No. 333-153573 pertaining to Huntington Bancshares Incorporated issuance of common stock under Huntington Investment and Tax Savings Plan dated September 18, 2008;
Form S-3 No. 333-131143 pertaining to Huntington Bancshares Incorporated issuance of common stock, preferred stock, debt securities, junior subordinated debt securities, warrants and guarantees dated May 7, 2007 and Post-effective Amendment No. 1 dated May 7, 2007;
Form S-8 No. 333-140897 pertaining to Sky Financial Group, Inc. 2002 Stock Option and Stock Appreciation Rights Plan, as amended; Sky Financial Group Inc. 1998 Stock Option Plan for Employees; Second Restatement of the Sky Financial Group, Inc. Amended and Restated 1998 Stock Option Plan for Directors; Century Financial Corporation Stock Option Plan; Amended and Restated Mid Am, Inc. 1997 Stock Option Plan; and Citizens Bancshares, Inc. Non-Statutory Sock Option and Stock Appreciation Rights Plan dated July 2, 2007;
Form S-8 No. 333-144403 pertaining to Huntington Bancshares Incorporated 2007 Stock and Long-Term Incentive Plan; Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan, as amended; Sky Financial Group, Inc. Non-Qualified Retirement Plan, as amended; Sky Financial Group, Inc. Non-Qualified Retirement Plan II, as amended Inducement Grant dated July 6, 2007;
Form S-3 No. 33-52569 pertaining to Huntington Bancshares Incorporated Dividend Reinvestment and Common Stock Purchase Plan Post-Effective Amendment No. 2 dated September 25, 1998;
Form S-8 No. 333-136692 pertaining to Huntington Bancshares Incorporated Executive Deferred Compensation Plan dated August 17, 2006;
Form S-8 No. 333-113639 pertaining to the UNB Corp. 1987 Stock Option and Performance Unit Plan, UNB Corp. 1997 Stock Option Plan and BancFirst Ohio Corp. 1997 Omnibus Stock Incentive Plan Post-Effective Amendment No. 1 on Form S-8 to Form S-4 dated March 16, 2004;
Form S-8 No. 333-126256 pertaining to Huntington Bancshares Incorporated 2004 Stock and Long-Term Incentive Plan as filed on June 30, 2005;
Form S-8 No. 333-61074 pertaining to Huntington Bancshares Incorporated 2001 Stock and Long-Term Incentive Plan Post-Effective Amendment No. 1 dated June 30, 2005;
Form S-8 No. 333-75032 pertaining to Huntington Bancshares Incorporated Employee Stock Incentive Plan dated December 13, 2001;
Form S-8 No. 33-44208 pertaining to Huntington Supplemental Executive Stock Purchase and Tax Savings Plan and Trust Post-Effective Amendment No. 1 dated April 1, 1998;
Form S-8 No. 33-52553 pertaining to Huntington Bancshares Incorporated 1994 Stock Option Plan dated March 8, 1994;
Form S-8 No. 33-38784 pertaining to Huntington Bancshares Incorporated 1990 Stock Option Plan dated January 28, 1991;
Form S-8 No. 33-10546 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Directors Post-Effective Amendment No. 2 dated January 28, 1991;
Form S-8 No. 33-41774 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Huntington Bancshares Incorporated Directors dated July 19, 1991;
Form S-8 No. 33-37373 pertaining to Huntington Bancshares Incorporated 1990 Stock Option Plan dated October 18, 1990;
Form S-11 (no file number) filed with the Office of the Comptroller of the Currency in connection with the potential future issuance of Class C or Class D preferred securities of Huntington National Bank on May 18, 2001.
/s/ Deloitte & Touche, LLP
Columbus, Ohio
September 3, 2009